PRICING SUPPLEMENT NO.  1                                       Rule 424(b)(3)
DATED:  August 16, 1999                                     File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount:            Floating Rate Notes [ ]     Book Entry Notes [x]
$40,000,000


Original Issue Date:         Fixed Rate Notes [x]        Certificated Notes [ ]
9/24/99


Maturity Date: 9/24/2014      CUSIP#: 073928KR3


Option to Extend Maturity:    No    [x]
                              Yes   [ ]    Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------         ----------           ---------           ---------

   *                     N/A                  N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  8.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:
[  ]  Commercial Paper Rate              Minimum Interest Rate:
[  ]  Federal Funds Rate                 Interest Reset Date(s):
[  ]  Treasury Rate                      Interest Reset Period:
[  ]  LIBOR Reuters                      Interest Payment Date(s):
[  ]  LIBOR Telerate
[  ]  Prime Rate
[  ]  CMT Rate
Initial Interest Rate:                   Interest Payment Period:
Index Maturity:
Spread (plus or minus):

* Commencing September 24, 2000 and on the 24th of each month thereafter, the Notes may be called in whole at the option of the Company on eight calendar days' notice.

**  Monthly on the 24th of each month, commencing 10/24/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.